Exhibit 99.1

Cocrystal Pharma Announces $40 Million Bought Deal Offering of Common Stock

BOTHELL, Wash., May 4, 2021 – Cocrystal Pharma, Inc. (Nasdaq: COCP), (“Cocrystal” or the “Company”), a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication machinery of influenza viruses, coronaviruses, hepatitis C viruses and noroviruses, today announced that it has entered into an underwriting agreement with H.C. Wainwright & Co., LLC under which the underwriter has agreed to purchase on a firm commitment basis 26,000,000 shares of common stock of the Company, at a price to the public of $1.54 per share, less underwriting discounts and commissions. The closing of the offering is expected to occur on or about May 7, 2021, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The gross proceeds to Cocrystal, before deducting underwriting discounts and commissions and offering expenses, are expected to be approximately $40 million. The Company intends to use the net proceeds from this offering for the expansion of its COVID-19 and Influenza treatment development programs and general corporate purposes and working capital.

The shares of common stock are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-237738) originally filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2020, and declared effective by the SEC on May 13, 2020. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov/. Electronic copies of the final prospectus supplement and accompanying prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of coronaviruses (including SARS-CoV-2), influenza viruses, hepatitis C viruses and noroviruses. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create first- and best-in-class antiviral drugs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to our ability to complete the offering, our intended use of proceeds and other statements that are not historical fact. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risk that the offering may not close, risks arising from our reliance on continuing collaboration with Merck Sharp & Dohme Corp. under the collaboration agreement entered into last year, market and other conditions, the availability of products manufactured by third parties, the future results of preclinical and clinical studies, the research organization’s inability to recruit subjects and complete the Phase 2a study in a timely manner or at all, including as the result of civil unrest and political instability in Hong Kong, general risks arising from clinical trials, receipt of regulatory approvals, our ability to find and enter into agreements with suitable collaboration partners, unanticipated litigation and other expenses and factors that affect the capital markets in general and early stage biotechnology companies specifically. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

# # #